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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 31, 2000

                         PAN WESTERN ENERGY CORPORATION
               (Exact name of registrant as specified in charter)

             OKLAHOMA                     0-22349                73-1130486
  (State or other jurisdiction        (Commission File         (IRS Employer
of incorporation or organization)          Number)           Identification No.)

                            1390 SOUTH POTOMAC STREET
                                    SUITE 136
                             AURORA, COLORADO 74119
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (303) 681-9344


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Pan Western Energy Corporation has dismissed its principal certified public accountant, Deloitte & Touche LLP ("Deloitte & Touche"). The reason for the dismissal was that Pan Western Energy Corporation merged into IntelliReady, Inc. IntelliReady, Inc. has decided to continue to use the services of its certified public accountant, A.J. Robbins P.C as the merged company's certified public accountant.

         Deloitte & Touche's auditor's report for Pan Western Energy Corporation's December 31, 1998 and 1999 financial statements were unqualified. However, Deloitte & Touche's auditor's report for Pan Western Energy Corporation's December 31, 1999 financial statements contained an explanatory paragraph. Specifically, Deloitte & Touche expressed an opinion of substantial doubt regarding the Company's ability to continue as a going concern due to substantial net losses, operating cash flow deficiencies and working capital deficits. There were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

         The Board of Directors approved the dismissal of Deloitte & Touche and the retainer of A.J. Robbins P.C.

ITEM 7. EXHIBITS

         Exhibit 16 - Letter Regarding Change in Certifying Accountant.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PAN WESTERN ENERGY CORPORATION
                                                 (Registrant)

Date: November 20, 2000                 /s/ SCOTT B. CAMPBELL
                                        -------------------------------------
                                        (Signature)

                                        Scott B. Campbell, President and CEO
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                                 EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
  16      -    Letter Regarding Change in Certifying Accountant.